EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

VISTACARE, INC.

Effective August 18, 2004

ARTICLE I
STOCKHOLDERS

     1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors, the Chairman of the Board or the President or, if not so designated, at the registered office of the Corporation.

     1.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Board of Directors, the Chairman of the Board or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting. If no annual meeting is held in accordance with the foregoing provisions, the Board of Directors shall cause the meeting to be held as soon thereafter as is convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these Bylaws to the annual meeting of the stockholders shall be deemed to refer to such special meeting.

     1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time only by the Chairman of the Board, the President or the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

     1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

     1.5 VOTING LIST. The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.

     1.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

     1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

     1.8 VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person or may authorize another person or persons to vote or act for him by proxy executed in writing (or in such other manner as permitted under Delaware law) by the stockholder or his authorized agent and delivered (including electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.

     1.9 ACTION AT MEETING. When a quorum is present at any meeting, any matter to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of a majority of the stock present or represented and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter), except when a different vote is required by law, the Certificate of Incorporation or these Bylaws. When a quorum is present at any meeting, any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

     1.10 NOMINATION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors (except for directors elected to fill vacancies, as provided in Article II, Section 2.8). Nomination for election to the Board of Directors of the Corporation at a meeting of stockholders may be made (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth in this Section 1.10.

     To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation as follows: (a) in the case of an election of directors at an annual meeting of stockholders, not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2003, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (b) in the case of an election of directors at a special meeting of stockholders, not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (A) the sixtieth day prior to such special meeting and (B) the 10th day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

     The stockholder’s notice to the Secretary shall set forth (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee, and (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is being made (i) the name and address of such beneficial owner and (ii) the class and number of shares of the Corporation which are beneficially owned by such person. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Nothing in the foregoing provision shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for directors submitted by a stockholder.

     1.11 NOTICE OF BUSINESS AT ANNUAL MEETINGS. At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the election of directors of the Corporation, the procedures in Section 1.10 of Article I must be complied with and (ii) if such business relates to any other matter, the stockholder must have given timely notice thereof in writing to the Secretary in accordance with the procedures set forth in this Section 1.11.

     To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that (i) in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs, or (ii) with respect to the annual meeting of stockholders of the Corporation to be held in the year 2003, to be timely, a stockholder’s notice must be so received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the 10th day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

     The stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and beneficial owner, if any, and (d) any material interest of the stockholder or such beneficial owner, if any, in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the requirements of this Section 1.11.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.11, and if he should so determine, the chairman shall so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

     1.12 ACTION WITHOUT MEETING. Stockholders may not take any action by written consent in lieu of a meeting.

     1.13 CONDUCT OF MEETINGS. The Board of Directors of the Corporation may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the officer of the Corporation presiding at any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such officer, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the officer of the Corporation presiding at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the officer of the Corporation presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     The officer of the Corporation presiding at any meeting of stockholders shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be closed. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.

     In advance of any meeting of stockholders, the Board of Directors, the Chairman of the Board or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote in completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

ARTICLE II
DIRECTORS

     2.1 GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

     2.2 NUMBER; ELECTION AND QUALIFICATION. Subject to the rights of the holders of any series of preferred stock, the number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided the number shall be no fewer than three and shall currently be fixed at seven. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

     2.3 CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     2.4 TERMS OF OFFICE. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 2003; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 2004, and each initial director in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 2005; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     2.5 ALLOCATION OF DIRECTORS AMONG CLASSES IN THE EVENT OF INCREASES OR DECREASES IN THE NUMBER OF DIRECTORS. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member (subject to Section 2.4 above) and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.

     2.6 QUORUM; ACTION AT MEETING. A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third (1/3) of the number of directors then in office constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Certificate of Incorporation or these Bylaws.

     2.7 REMOVAL. Directors of the Corporation may be removed by the stockholders only for Cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. For purposes of this Section 2.7 and Delaware General Corporation Law Section 141(k), “Cause” shall mean that a director has engaged in conduct in the discharge of such director’s duties for and on behalf of the Corporation that has caused actual damage to the Corporation for which such director would not be entitled to indemnification by the Corporation under Delaware law.

     2.8 VACANCIES. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

     2.9 RESIGNATION. Any director may resign by delivering his written resignation to the Corporation at its principal office or to the Chairman of the Board or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     2.10 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

     2.11 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, designated in a call by the Chairman of the Board, President, two or more directors, or by one director in the event that there is only a single director in office.

     2.12 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, telex or electronic mail, or delivering written notice by hand, to his last known business, home or electronic mail address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

     2.13 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

     2.14 ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

     2.15 COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

     2.16 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE III
OFFICERS

     3.1 ENUMERATION. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including a Chairman of the Board, a Vice Chairman of the Board, and one or

more Vice Presidents, Assistant Treasurers, and Assistant Secretaries. The Board of Directors may appoint such other officers as it may deem appropriate.

     3.2 ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

     3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

     3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the Chairman of the Board, President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

     Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

     3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     3.7 CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board and may designate the Chairman of the Board as Chief Executive Officer. If the Board of Directors appoints a Chairman of the Board, he shall perform such duties and possess such powers as are assigned to him by the Board of Directors. Unless otherwise provided by the Board of Directors, he shall preside at all meetings of the stockholders, and if he is a director, at all meetings of the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him or her by the Board of Directors. The person designated as the Chief Executive Officer of the Company shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation.

     3.8 PRESIDENT. Unless the Board of Directors has designated the Chairman of the Board or another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall perform such other duties and shall have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

     3.9 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, then, in the order determined by the Board of Directors, the President (if he is not the Chief Executive Officer) and the Vice President (or if there shall be more than one, the Vice Presidents) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

     3.10 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

     Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

     In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

     3.11 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him or her by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

     The Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

     3.12 SALARIES. Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

ARTICLE IV
BUSINESS COMBINATION

     4.1 VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.

          (a) In addition to any affirmative vote required by law, the Certificate of Incorporation, any agreement with any national securities exchange or otherwise, any “Business Combination” (as hereinafter defined) involving the Corporation shall be subject to approval in the manner set forth in this Article IV.

          (b) Except as otherwise expressly provided in Section 4.2 herein, no Business Combination shall be consummated or effected unless such Business Combination shall have been approved by the affirmative vote of the holders of not less than sixty-six and two thirds percent (66-2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation, voting as a single class. Such vote shall be required notwithstanding the fact that no vote for such transaction may be required by law or that approval by some lesser percentage of stockholders may be specified by or pursuant to law, the Bylaws, any agreement with any national securities exchange, or otherwise. Such vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by or pursuant to law, the Certificate of Incorporation or otherwise.

     4.2 BUSINESS COMBINATIONS REQUIRING ONLY MAJORITY STOCKHOLDER APPROVAL.

          (a) The approval required in Section 4.1 hereinabove shall not be required and the provisions of Section 1.9 of these Bylaws relating to the majority vote required for shareholder approval, if applicable, shall apply to any Business Combination, if any of the following conditions are satisfied:

               (1) The Business Combination shall have been expressly approved by a majority of the “Continuing Directors” (as hereinafter defined) either in advance of or subsequent to the acquisition of outstanding shares of capital stock of the Corporation that caused the “Interested Person” (as hereinafter defined) involved to become an Interested Person; or

               (2) All of the following five conditions have been met:

                    (i) The aggregate amount of the cash and the “Fair Market Value” (as hereinafter defined) as of the “Consummation Date” (as hereinafter defined) of all property, securities or other consideration to be received per share of capital stock of the Corporation incident to the consummation of such Business Combination by any holder of such stock, other than the Interested Person involved in such Business Combination, is not less than the highest of the following (the requirements of this Section 4.2(a)(2)(i) to be met with respect to all outstanding shares of all classes of the capital stock of the Corporation, whether or not the Interested Person has previously acquired shares of each particular class of such stock):

                         (A) The “Highest Per Share Price” (as hereinafter defined) or the “Highest Equivalent Price” (as hereinafter defined) paid by such Interested Person in acquiring any holdings of the Corporation’s capital stock, plus an amount equivalent to interest compounded annually from the date of such purchase through the Consummation Date at the prime rate of interest as announced from time to time by Bank of America, N.A. (or such other bank as may be selected by a majority of the Continuing Directors), less the aggregate amount of any cash dividends paid and the Fair Market Value as of the date paid of any dividends paid other than in cash on each share of capital stock of the class in question from the date of such purchase through the Consummation Date in an amount up to but not exceeding the amount equivalent to interest as so calculated;

                         (B) The highest preferential amount per share to which the holders of shares of any class or series of preferred stock are entitled in the event of dissolution or liquidation of the Corporation; or

                         (C) The Fair Market Value of such shares as of the “Announcement Date” (as hereinafter defined).

                    (ii) The consideration to be received by holders of outstanding capital stock shall be paid in cash or in the same form as was previously paid in order to acquire such shares of such class of capital stock as are beneficially owned by the Interested Person. If the Interested Person beneficially owns shares of any class of capital stock of the Corporation which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of capital stock shall be either cash or the form used to acquire the largest number of shares of such class of capital stock beneficially owned by the Interested Person.

                    (iii) After such Interested Person has become an Interested Person and prior to the consummation of the Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (B) there shall have been (i) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (ii) such increase in such annual rate of dividends as is necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the

Continuing Directors; and (C) such Interested Person shall not have become the beneficial owner of any additional shares of voting capital stock of the Corporation except as part of the transaction in which it became an Interested Person.

                    (iv) After such Interested Person has become an Interested Person, such Interested Person shall not have received the benefit, directly or indirectly (except proportionately solely in such Interested Person’s capacity as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the “Exchange Act” (as hereinafter defined) and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act or such rules and regulations), shall have been mailed to all stockholders of the Corporation at least 30 days prior to the Consummation Date. Such statement shall contain at the front thereof, in a prominent place, a statement by the Continuing Directors of their position on the advisability (or inadvisability) of the proposed Business Combination. Such proxy or information statement shall be required for purposes of this Section 4.2(a)(2) whether or not it is required to be mailed pursuant to the provisions of the Exchange Act (or any subsequent provisions).

     4.3 DEFINITIONS.

     For the purposes of this Article IV:

          (a) The term “Business Combination” shall mean (i) any merger, consolidation or exchange of shares of capital stock of the Corporation or any of its subsidiaries (as hereinafter defined) with or into an Interested Person, in each case irrespective of which corporation or company is to be the surviving entity; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an Interested Person (in a single transaction or a series of related transactions) other than in the ordinary course of business, of all or a substantial part of the assets of the Corporation (including without limitation any securities or assets of a subsidiary of the Corporation) or all or a substantial part of the assets of any of its subsidiaries; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with the Corporation or to or with any of its subsidiaries (in a single transaction or a series of related transactions) other than in the ordinary course of business, of all or a substantial part of the assets of an Interested Person; (iv) the issuance or transfer by the Corporation or any of its subsidiaries of any securities of the Corporation or any of its subsidiaries to an Interested Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Corporation); (v) the acquisition by the Corporation or any of its subsidiaries from an Interested Person of any securities issued by an Interested Person (other than an issuance or transfer of securities which is effected on a pro rata basis to all stockholders of the Interested Person); (vi) any recapitalization or reclassification of shares of any class of capital stock of the Corporation or any merger or consolidation of the Corporation with any of its subsidiaries which would have the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of capital stock of the Corporation (or any securities convertible into any class of such capital stock) owned by any Interested Person; (vii) any merger or consolidation of the Corporation with any of its subsidiaries after which the provisions of this Article IV of the Certificate of Incorporation shall not appear in the Certificate of Incorporation of the surviving entity; (viii) a plan of partial or complete liquidation or dissolution of the Corporation or spin off or sale of a substantial part of the assets of the Corporation or any of its subsidiaries proposed by or on behalf of an Interested Person; and (ix) any agreement, contract, plan, proposal or other arrangement providing for any of the foregoing.

          (b) The term “Continuing Director” shall mean any Director of the Corporation who is not an “Affiliate,” “Associate” or nominee of or member of a “Group” with the Interested Person (as such terms are hereinafter defined) and who either (i) held the office of Director prior to the date on which the Interested Person became an Interested Person, or (ii) is designated as a Continuing Director by a majority of the then Continuing Directors.

          (c) The term “Interested Person” shall mean any individual, corporation, partnership or other person or entity which, at any time during the period commencing three (3) years prior to the Announcement Date through and including the Consummation Date, is or was a “Beneficial Owner” (as defined in Rule 13d(3) of the General Rules and Regulations under the Exchange Act as in effect on August 18, 2004) of shares of capital stock of the Corporation which, when combined with the shares of capital stock beneficially owned by any “Affiliates” or “Associates” (as defined in Rule 12b(2) of the Exchange Act as in effect on August 18, 2004) of such Interested Person or by other members of a “Group” (as defined in Section 13(d)(3) of the Exchange Act as in effect on August 18, 2004) of which such Interested Person is a member, collectively amount to ten percent (10%) or more of the total voting power of all outstanding shares of voting stock of the Corporation. The term Interested Person shall also mean any Affiliate or Associate of any such Interested Person and any other member of a Group of which such Interested Person is a member, and shall also mean any person or entity which, upon consummation of a Business Combination, would be such an Affiliate, Associate or Group member. The term Interested Person shall not include the Corporation, any subsidiary of the Corporation, any employee benefit plan of the Corporation or of a subsidiary of the Corporation, or any trustee of or fiduciary with respect to any such plan acting in such capacity.

          (d) The term “Consummation Date” shall mean the date on which the Business Combination in question is consummated or effected.

          (e) The term “Fair Market Value” shall mean (i) in the case of stock, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations system (NASDAQ) or any system then in use, or the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the composite tape for New York Stock Exchange listed stocks, or, if such stock is not quoted on the composite tape, or listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors, and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors.

          (f) The terms “Highest Per Share Price” and “Highest Equivalent Price” shall mean the following. The Highest Per Share Price shall mean the highest price that can be determined to have been paid during the relevant time period by the Interested Person involved for any share or shares of the class or series of capital stock in question. If the Interested Person has not purchased any shares of such class or series of capital stock of the Corporation during the relevant time period, the Highest Equivalent Price shall mean with respect to each class and series of capital stock of the Corporation, the amount determined by a majority of the Continuing Directors, on whatever basis they believe to be appropriate, to be the highest per share price equivalent of the highest price that can be determined to have been paid during the relevant time by the Interested Person involved for any share or shares of any other class or series of capital stock of the Corporation. In determining the Highest Per Share Price and Highest Equivalent Price, all purchases by such Interested Person or any Affiliate, Associate or Group member shall be taken into account regardless whether the shares were purchased before or after such Interested Person became an Interested Person. The Highest Per Share Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers’ fees paid by such Interested Person or any such Affiliate, Associate or Group member with respect to the shares of capital stock of the Corporation, and shall be appropriately adjusted to take into account any subsequent recapitalization, stock split, stock dividend or similar distribution. In the event any Business Combination involving an Interested Person shall be proposed, the Continuing Directors shall determine the Highest Equivalent Price for each class and series of the capital stock of the Corporation of which there are shares issued and outstanding.

          (g) The term “Announcement Date” shall mean the earlier of the date on which a Business Combination is first publicly proposed or announced or the Consummation Date of such Business Combination.

          (h) The term “Exchange Act” shall mean the Securities Exchange Act of l934, as amended.

          (i) Any corporation of which the Corporation owns, directly or indirectly, fifty percent (50%) or more of its voting stock shall be deemed to be a “subsidiary” of the Corporation.

          (j) For the purposes of Section 4.2(a)(2)(i) hereinabove, the term “other consideration to be received” shall include, without limitation, Common Stock or other capital stock of the Corporation retained by stockholders of the Corporation (other than Interested Persons or other parties to such Business Combination) in the event of a Business Combination in which the Corporation is the surviving entity.

          (k) Whether or not any proposed sale, lease, exchange, mortgage, pledge, transfer or other disposition of part of the assets of any entity involves a “substantial part” of the assets of such entity shall be conclusively determined by a majority of the Continuing Directors; provided that assets involved in any single transaction or series of related transactions having an aggregate Fair Market Value of more than fifteen percent (15%) of the total consolidated assets of an entity and the other members of the consolidated group, if any, of which it is a part as at the end of such entity’s last full fiscal year prior to such determination shall always be deemed to constitute a “substantial part.”

          (l) An Interested Person shall be deemed to have acquired a share of the capital stock of the Corporation at the time when such Interested Person became the Beneficial Owner thereof.

          (m) A majority of the then Continuing Directors shall have the right and power to make, in good faith, any determinations required under this Article IV, including without limitation (i) whether a transaction is a Business Combination, (ii) whether a person is an Interested Person, or (iii) whether the conditions set out in Section 4.2(a)(2) of this Article IV have been satisfied with respect to any Business Combination.

     4.4 FIDUCIARY OBLIGATIONS. Nothing contained in this Article IV shall be construed to relieve any Interested Person from any fiduciary obligation imposed by law.

     4.5 DELIBERATION BY DIRECTORS. The Directors of the Corporation, when evaluating any proposal or offer which would involve a Business Combination or the merger or consolidation of the Corporation or any of its subsidiaries with another corporation, the sale of all or substantially all of the assets of the Corporation or any of its subsidiaries, a tender offer or exchange offer for any capital security of the Corporation or any of its subsidiaries or any similar transaction shall give due consideration to all factors they may consider relevant. Such factors may include, without limitation, (a) the financial and managerial resources and future prospects of the other party(s), the legal, economic, environmental and social effects of the proposed transaction on the Corporation’s and its subsidiaries’ employees, customers, suppliers and other affected persons and entities and on the communities and geographic areas in which the Corporation and its subsidiaries operate or are located, and the effect on any of the businesses and properties of the Corporation and its subsidiaries, and (b) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the Corporation’s outstanding securities, but also the current value of the Corporation in a freely negotiated transaction and the Continuing Directors’ estimate of the Corporation’s future value (including the unrealized value of its properties, assets and prospects) as an independent going concern.

     4.6 AMENDMENT The provisions of this Article IV shall not be amended, altered, changed or repealed nor may any provision inconsistent with any of such provisions be added to these Bylaws unless approved in accordance with Article VII of these Bylaws.

ARTICLE V
CAPITAL STOCK

     5.1 ISSUANCE OF STOCK. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

     5.2 CERTIFICATES OF STOCK. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him or her in the Corporation. Each such certificate shall be signed by, or in the name of the Corporation by, the Chairman or Vice Chairman, if any, of the Board of Directors, or the President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

     Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     5.3 TRANSFERS. Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

     5.4 LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.

     5.5 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

     If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     5.6 STOCK REPURCHASES.

          (a) In addition to any affirmative vote of stockholders required by any provision of law or the Certificate of Incorporation of this Corporation or by these Bylaws, the Corporation shall not, directly or indirectly, purchase or agree to purchase any equity security of a class of securities which is registered pursuant to Section 12 of the Exchange Act issued by the Corporation from any Person or two or more Persons who act as a partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding or otherwise, whether or not in writing, for the purpose of acquiring, owning or voting shares of the Corporation, who is the Beneficial Owner of more than five percent (5%) of the aggregate voting power of the Corporation, for more than the Average Market Price of the shares, unless (i) the purchase or agreement to purchase is approved at a meeting of the stockholders by the affirmative vote of the holders of a majority of the aggregate voting power of all shares entitled to vote, except that no Interested Shares shall be entitled to vote on the question of such approval or (ii) the Corporation makes an offer of at least equal value per share to all holders of shares of the same class or series and to all holders of any class or series into which the securities may be converted.

          (b) For purposes of this Bylaw, the following definitions apply:

               (1) “Average Market Price” shall mean the average closing bid quotation during the thirty (30) trading days immediately preceding the purchase of the share in question, or if the Person or Persons have commenced a tender offer or have announced an intention to seek control of the Corporation, during the thirty (30) trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, of a share quoted on the NASDAQ, or if the shares are not quoted on the NASDAQ system or any system then in use, or if the Person or Persons have commenced a tender offer or have announced an intention to seek control of the Corporation, during the thirty (30) trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, of a share on the composite tape for New York Stock Exchange listed shares or, if the shares are not quoted on the composite tape or not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which the shares are listed, or if the Person or Persons have commenced a tender offer or have announced an intention to seek control of the Corporation, during the thirty (30) trading days preceding the earlier of the commencement of the tender offer or the making of the announcement, except that if no quotation is available, the average market price is the fair market value on the date of purchase of the shares in question of a share as determined in good faith by the Board of Directors of the Corporation; provided, however, that in connection with any stock repurchase effected in connection with a stock repurchase program approved by the Board of Directors and eligible for treatment under Rule 10b-18 promulgated under the Exchange Act, the average market price shall be the price at which such shares were purchased in an eligible market transaction under such Rule on the date of purchase.

               (2) “Beneficial Owner” shall have the meaning ascribed to it in Rule 13(d)(3) and rule 13(d)(5) of the General Rules and Regulations under the Exchange Act, as in effect on August 18, 2004.

               (3) “Interested Shares” shall mean all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors that are beneficially owned by any Person or Persons that is the direct or indirect Beneficial Owner of more than five percent (5%) of the aggregate voting power of the Corporation.

               (4) “Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization, or other entity, as well as any syndicate or group deemed to be a Person pursuant to Section 13(d)(3) of the Exchange Act, as in effect on August 18, 2004, other than the Corporation or any subsidiary of the Corporation.

ARTICLE VI
GENERAL PROVISIONS

     6.1 FISCAL YEAR. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of October of each year and end on the last day of September in each year.

     6.2 CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

     6.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telecopy or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

     6.4 VOTING OF SECURITIES. Except as the directors may otherwise designate, the Chairman of the Board or Treasurer may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this Corporation.

     6.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

     6.6 CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Fourth Amended and Restated Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

     6.7 TRANSACTIONS WITH INTERESTED PARTIES. No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or a committee of the Board of Directors which authorizes the contract or transaction or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the Board of Directors, or the stockholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     6.8 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

     6.9 PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

ARTICLE VII
AMENDMENTS

     These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Board of Directors as provided in the Certificate of Incorporation or by the stockholders of the Corporation holding at least sixty-six and two-thirds percent (66 2/3%) of the voting stock of the Corporation.